                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           _________________________


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                APRIL 27, 1998
                        -------------------------------
                                Date of Report
                       (Date of earliest event reported)



                              PROCYTE CORPORATION
     --------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         WASHINGTON                     0-18044                   91-1307460
----------------------------     ---------------------       -------------------
(State or Other Jurisdiction     (Commission File No.)          (IRS Employer
      of Incorporation)                                      Identification No.)

                 BUILDING A, 8511, 154TH AVENUE N.E., REDMOND, WA
--------------------------------------------------------------------------------
           (Address of principal executive offices, including zip code)

                                  (425) 869-1239
--------------------------------------------------------------------------------
               (Registrant's telephone number, including area code)

ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS

     On April 27, 1998, ProCyte Corporation, a Washington corporation (the "Company"), and HumaTech Corp, a Florida corporation ("HumaTech"), entered into a Purchase and Sale Agreement (the "Purchase Agreement"), whereby the Company agreed to buy and HumaTech agreed to sell substantially all the assets of
HumaTech.   The purchase price for the assets acquired from HumaTech was $3 million, of which $1.5 million was paid in cash and the balance was paid through the issuance of 1,088,435 shares of the Company's Common Stock. The total number of shares of the Company's Common Stock issued in the transaction was calculated by dividing $1.5 million by the average closing price of the Company's Common Stock as listed on the NASDAQ for the ten business days prior to the date of the Purchase Agreement. The terms of the acquisition were determined as a result of arms length negotiations between the parties. The source of the funds used to pay the cash portion of the purchase price was proceeds from prior public offerings of the Company's Common Stock.

     Under the terms of the Purchase Agreement, an aggregate of 108,844 shares of the Company's Common Stock will be held in escrow for the purpose of indemnifying the Company against certain potential liabilities of HumaTech. The escrow will expire on the first anniversary of the Purchase Agreement, and any remaining shares will be released to HumaTech to be distributed to HumaTech's shareholders.

     The assets acquired from HumaTech were used in the business of the distribution and sale of prescription and over-the-counter topical drugs and skin care products to doctors domestically and internationally, and the Company intends to continue using the assets for such purposes.

     In connection with the execution of the Purchase Agreement, Susan Browner, the former President of HumaTech, and Kenneth Tapman, the former Executive Vice President of HumaTech, entered into two-year Employment and Noncompetition Agreements with the Company. In addition, Ms. Browner was elected to the Company's Board of Directors effective April 27, 1998.

     Signatures



     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           PROCYTE CORPORATION
                                           (REGISTRANT)

Date:  April 27, 1998  By:                 /s/ John F. Clifford
                                         ---------------------------------------
                                           John F. Clifford, President and CEO

Date:  April 27, 1998  By:                 /s/ Jon Sortland
                                         --------------------------------------
                                           Jon Sortland, Manager of Accounting

                                 EXHIBIT INDEX


Exhibit Number                                    Title
--------------                                    -----
2.1             Purchase and Sale Agreement, dated as of April 27, 1998, by and between
                ProCyte Corporation and HumaTech Corp.
10.1*           Employment Agreement, dated as of April 27, 1998, by and between ProCyte
                Corporation and Ken Tapman.
10.2*           Employment Agreement, dated as of April 27, 1998, by and between ProCyte
                Corporation and Susan Browner

     *  Confidential Treatment Requested